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                                                                   EXHIBIT 10.6



                                   AMENDMENT
                                       OF
                             VIAGRAFIX CORPORATION
                        1995 VIAGRAFIX STOCK OPTION PLAN


         Paragraph 4 of the Plan is hereby amended to read as follows:

         "4. Stock: The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $0.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000 subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall again be available for grants of Options under the Plan."

         ADOPTED AND APPROVED BY THE DIRECTORS this 10th day of December, 1997.

Attest
(Seal)

/s/ ROBERT WEBSTER                          /s/ MIKE WEBSTER
-----------------------------------         -----------------------------------
Robert Webster                              Mike Webster
Secretary                                   President

         RATIFIED, ADOPTED AND APPROVED BY SHAREHOLDERS this 10th day of December, 1997.


/s/ MIKE WEBSTER                            /s/ ROBERT WEBSTER
-----------------------------------         -----------------------------------
Mike Webster                                Robert Webster